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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Continental Cablevision, Inc. and subsidiaries on Form S-1 of our report dated February 10, 1995 (relating to the financial statements of King Videocable Company not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the references to us under the heading "Experts" in such Prospectus.

Deloitte & Touche llp

Boston, Massachusetts
October 19, 1995